Jennison Sector Funds, Inc.
For the period ended 5/31/06
File number 811-3175


SUB-ITEM 77D
Policies With
Respect to Security
Investment

PRUDENITAL UTILITY FUND
(D/B/A JENNISON UTILITY FUND),
A SERIES OF
PRUDENITAL SECTOR FUNDS, INC.
(D/B/A JENNISON SECTOR FUNDS, INC.)

AMENDMENT DATED AUGUST 29 , 2006
TO PROSPECTUS AND STATEMENT OF
ADDITIONAL INFORMATION,
EACH DATED JANUARY 31, 2006

Effective on or about August 29, 2006, the Jennison Utility
Fund (the Fund)
will begin offering Class R shares. This Amendment is intended for use only in connection with the offering of Class R shares of the Fund, which are offered for sale exclusively to a limited group of investors.

The Prospectus and Statement of Additional Information for the Class R shares consists of this Amendment and the Fund's Prospectus and Statement of
Additional Information each dated January 31, 2006 (each of which is incorporated herein by reference). This Amendment describes the features of the Fund's Class R shares. For additional information about the Fund, you should refer to the Prospectus and Statement of Additional Information dated
January 31, 2006 except where specific information is provided in this
Amendment, in which case the disclosure provided in this Amendment is controlling.

RISK/RETURN SUMMARY

EVALUATING PERFORMANCE

No performance information is available for the Fund's Class
R shares because
the Class R shares have not been previously issued.
FEES AND EXPENSES

The following tables show the fees and expenses that you may pay if you buy and hold Class R shares of the Fund. For performance information of the other classes of shares of the Fund, please see the "Evaluating
Performance"
section of the January 31, 2006 Prospectus for the Fund.

Shareholder Fees (paid directly from your investment)
Cl
as
s
R
sh
ar
es


Maximum sales charge (load) imposed on purchases
(as a percentage of offering price)
...............................................................
N
on
e
Maximum deferred sales charge (load)(as a
percentage of the lower of original purchase price or
sale proceeds) ....................................
N
on
e
Maximum sales charge (load) imposed on reinvested
dividends and other distributions
...............................................................
N
on
e







Redemption fees
................................................................
None
Exchange fee ..................................................................
None

Annual Fund Operating
Expenses (deducted from
Portfolio assets)
Class R shares

Management Fees
0.41%
+Distribution and service (12b-1)
fees
0.75%
+Other expenses
0.12%
=Total Annual Fund Operating
Expenses
1.28%
Less:
- Distribution Fee waiver or
expense reimbursement
0.25%
= Net annual Fund operating
expenses
1.03%

Notes to Fees and Expenses Tables

         The Distributor of the Portfolios has contractually agreed to August 31, 2007 to reduce its distribution and service (12b-1) fees for each Portfolio's Class R shares to .50 of 1% of the average daily net assets of the Class R shares of each Portfolio.
              The expense ratios are based on the financial statements as of April 30, 2006 and are based on the expense ratios of the share class in existence for the period then ended.

EXAMPLES

This example is intended to help you compare the fees and expenses of the Fund's Class R shares and the cost of investing in such shares with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund's
Class R shares for the time periods indicated and then sell all of your Class R shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same, except for the Distributor's reduction of distribution and service (12b-1) fees for the Class R shares, which is effective in this example for only the first year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example

One Year
Three Years
Five Years
Ten Years
$105
$381
$678
$1,523


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You would pay the following expenses on the same
investment if you did not sell your shares:

One Year
Three Years
Five Years
Ten Years
$105
$381
$678
$1,523

HOW THE FUND IS MANAGED

DISTRIBUTOR
Prudential Investment Management Services LLC (PIMS or the Distributor) distributes the Fund's shares under a Distribution Agreement with the Fund. The Fund has Distribution and Service Plans (the Plans) pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the 1940 Act), applicable to the Fund's shares.
Under the Plans and the Distribution Agreement, PIMS pays the expenses of distributing the Fund's Class A, B, C, R and Z shares and provides certain shareholder support services. The Fund pays distribution and other fees to PIMS as compensation for its services for each class of shares other than Class Z. These fees-known as 12b-1 fees-are shown in the "Fees and Expenses" tables. Class A, Class B, Class C and Class R shares are subject to an annual 12b-1 fee of .30%, 1.00%, 1.00% and 0.75% (excluding any applicable fee waivers), respectively. Because these fees are paid from the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

HOW TO BUY, SELL AND EXCHANGE SHARES OF
THE FUND

HOW TO BUY SHARES

Class R shares are available only to a limited group of investors. See "Qualifying for Class R shares". If Prudential Retirement is the recordkeeper for your group retirement plan, you may call Prudential at (800) 353-2847 with any questions regarding how to purchase shares. Investors in SmartSolution IRA accounts through Prudential's Personal Retirement
Services unit can call 888-244-6237 with any questions regarding how to purchase shares. Otherwise, investors in group retirement plans or IRAs should contact their broker-dealer, financial intermediary or financial adviser with any questions regarding how to purchase Class R shares.

In order to buy Class R shares of the Fund, simply follow the steps described below.

Opening an Account

To purchase Class R shares of the Fund, you must have a securities account with a broker-dealer, financial intermediary or financial adviser that is permitted to buy or sell the Class R shares of the Fund. You must pay for Class R shares of the Fund by check made payable to the broker-dealer, financial intermediary or financial adviser or affiliate that clears securities transactions through such party on a fully disclosed basis. If you already have an account with a broker-dealer, financial intermediary or financial adviser

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that is permitted to buy or sell the Class R shares of the Fund, you can pay for the Class R shares of the Fund by using free credit cash balances in your account or through the sale of money market fund shares held in your account.

With certain limited exceptions, the Class R shares are only available to be sold in the United States, U.S. Virgin Islands, Puerto Rico and Guam.

Choosing a Share Class
Eligible investors can choose among Class A, Class B, Class
C, Class R and Class Z shares of the Fund, although Class R and Class Z shares are available only to a limited group of investors.

Multiple share classes let you choose a cost structure that may best meet your needs. When choosing a share class of the Fund, you should consider that the Class R shares and Class Z shares have lower operating expenses than Class A, Class B, or Class C shares, as applicable, and you should consider whether you are eligible to purchase Class R and Class Z shares.

The Class R shares of the Fund do not have a minimum purchase amount or a minimum amount for subsequent purchases.

Share Class Comparison. Use this chart to help you compare the Fund's Class R shares to the Fund's different share classes. Information regarding the Fund's other share classes can be found in the Fund's Prospectus dated July 29, 2006. The discussion following the chart will tell you whether you are entitled to a reduction or waiver of any sales charges.



Class R
Minimum purchase amount

N
o
n
e
Minimum amount for subsequent purchases

None
Maximum initial sales charge

None
Contingent Deferred Sales Charge (CDSC)

None
Annual distribution and service (12b-1) fees
(shown as a percentage of average net
assets) 1

..75 of
1%;
(.50 of
1%
currentl
y)

1               These distribution and service fees (12b-1) fees are
paid from the Fund's assets on a continuous basis. The service fee for Class R shares is .25 of 1%. Class R shares pay a distribution fee (in addition to the service fee) of .50 of 1%.
The Distributor has contractually agreed to September 30, 2007 to reduce its distribution and service (12b-1) fees for class R shares to .50 of 1% of the Fund's average daily net assets attributable to such class.

Qualifying for Class R Shares


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Group Retirement Plans . Class R shares are offered for sale to (i) certain group retirement plans, including 401(k) plans, Keogh plans, profit-sharing pension plans, money purchase pension plans, target benefit plans, defined benefit plans, Taft Hartley multi-employer pension plans, SEP IRA and SARSEP plans, SIMPLE IRA plans, 457 plans, 403(b) plans, non-qualified deferred compensation plans, other defined contribution plans and (ii) IRAs that are held on the books of a Portfolio through omnibus level accounts, including The SmartSolution IRA offered by Prudential Retirement. The availability of Class R shares for group retirement plans or IRAs will depend upon the policies of your financial intermediary and/or the recordkeeper for your plan. If Prudential Retirement is the recordkeeper for your group retirement plan, you may call Prudential at (800) 353-2847 with any questions. Investors in SmartSolution IRA accounts through Prudential's Personal Retirement Services unit can call 888-244-6237 with any questions regarding how to purchase shares. Otherwise, investors in group retirement plans or IRAs should contact their financial intermediary with any questions regarding availability of Class R shares.

Additional Shareholder Services
As a Class R shareholder of the Fund, you can take advantage of the following services and privileges:

Automatic Reinvestment . As we explained in the "Portfolio Distributions and Tax Issues" section of the Fund's Prospectus dated July 29, 2006, the Fund pays out - or distributes - its net investment income and capital gains to all shareholders. For your convenience, we will automatically reinvest your distributions in the Fund at net asset value (NAV), without any sales charge. If you want your distributions paid in cash, you can indicate this preference on your application, or by notifying your broker or the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.

Prudential Mutual Fund Services LLC Attn: Account
Maintenance P.O. Box 8159 Philadelphia, PA 19176

Retirement Plan Services . Prudential offers a wide variety of retirement plans for individuals and institutions, including large and small businesses. For information on IRAs, including Roth IRAs or SEP-IRAs for a one-person business, please contact your financial adviser. If you are interested in opening a 401(k) or other company-sponsored retirement plan (SIMPLE IRAs, SEP plans, Keoghs, 403(b)(7) plans, pension and profit-sharing plans), your financial adviser will help you determine which retirement plan best meets your needs.
Complete instructions about how to establish and maintain your plan and how to open accounts for you and your employees will be included in the retirement plan kit you receive in the mail.

Systematic Withdrawal Plan . A Systematic Withdrawal Plan is available that will provide you with monthly, quarterly, semi-annual or annual redemption checks. The Systematic
Withdrawal Plan is not available to participants in certain retirement plans. Please contact PMFS at (800) 225-1852 for more details.

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Reports to Shareholders . Every year we will send you an
annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Fund. To reduce expenses, we may send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise. If each Fund shareholder in your household would like to receive a copy of the Fund's prospectus, shareholder report and proxy statement, please call us toll free at (800) 225-1852. We will begin sending additional copies of these documents within 30 days of receipt of your request.

HOW TO SELL YOUR SHARES

You can sell your shares of the Fund for cash (in the form of a check) at any time, subject to certain restrictions, by contacting your financial intermediary.

When you sell shares of a Fund - also known as redeeming your shares - the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell (less any applicable CDSC). If your broker holds your shares, your broker must receive your order to sell by 4:00 p.m., New York time, to process the sale on that day. In the event that regular trading on the NYSE closes before 4:00 p.m. New York time, you will receive the following day's NAV if your order to sell is received after the close of regular trading on the NYSE.

Generally, we will pay you for the shares that you sell within seven days after the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay sending you the proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase shares by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.

Restrictions on Sales. There are certain times when you may not be able to sell Class R shares of the Fund or when we may delay paying you the proceeds from a sale. As permitted by the Securities and Exchange Commission (SEC), this may happen only during unusual market conditions or emergencies when a Fund can't determine the value of its assets or sell its holdings. For more information, see the SAI.

Redemption In Kind. If the sales of the Fund shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Fund's net assets, we can then give you securities from the Fund's portfolio instead of cash. If you want to sell the securities you received for cash, you would have to pay the costs charged by a broker.

Small Accounts. If your account value is less than $500, we may sell the rest of your shares (without charging any CDSC) and close your account. We do this to minimize the Fund's operating expenses borne by Fund shareholders. We will give you 60 days' notice, during which time you can purchase additional shares to avoid this account closing. This

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involuntary sale does not apply to shareholders who own their shares as part of a 401(k) plan, an IRA or some other qualified or tax-deferred plan or account.


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PART C

OTHER INFORMATION

Item 23. Exhibits.

(a) (1) Articles of Amendment to Articles of Incorporation, incorporated by reference to Exhibit 1(a) to Post-Effective
Amendment No. 20 to the Registration Statement on Form N-
1A (File No. 2-72097) filed via EDGAR on March 1, 1995.

(2) Articles of Restatement, incorporated by reference to
Exhibit 1(b) to Post-Effective Amendment No. 20 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on March 1, 1995.

(3) Articles Supplementary, incorporated by reference to
Exhibit 1(c) to Post-Effective Amendment No. 23 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on March 1, 1996.

(4) Articles Supplementary, incorporated by reference to Exhibit (a)(4) to Post-Effective Amendment No. 27 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on December 30, 1998.

(5) Articles of Amendment to Articles of Incorporation, incorporated by reference to Exhibit (a)(5) to Post-
Effective Amendment No. 30 to the Registration
Statement on Form N-1A (File No. 2-72097) filed via
EDGAR on April 30, 1999.

(6) Articles Supplementary, incorporated by reference to Exhibit (a)(6) to Post-Effective Amendment No. 30 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on April 30, 1999.

(7) Articles Supplementary dated July 17, 2003, incorporated by reference to Exhibit (a)(7) to Post-
Effective Amendment No. 40 to the Registration
Statement on Form N-1A (File No. 2-72097) filed via
EDGAR on February 2, 2004.

(8) Articles Supplementary for Jennison Health Sciences
Fund, incorporated by reference to Exhibit (a)(8) to Post-
Effective Amendment No. 47 to the Registration
Statement on Form N-1A (File No. 2-72097) filed via
EDGAR on October 31, 2005.

(9) Form of Articles Supplementary for Jennison
Utility Fund, relating to the Class R shares.**
(b) (1) Amended By-Laws, incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 37 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on March 9, 2001.

(2) Amended and Restated By-Laws dated July 17, 2003, incorporated by reference to Exhibit (b)(2) to Post-Effective
Amendment No. 40 to the Registration Statement on Form N-
1A (File No. 2-72097) filed via EDGAR on February 2, 2004.

(3) Amended and Restated By-Laws dated November 16,
2004, incorporated by reference to Exhibit (b)(3) to Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on
December 22, 2004.
( c) Specimen Stock Certificate issued by the Registrant, incorporated by reference to Exhibit 4 to Post-Effective Amendment No. 25 to the Registration Statement on Form N-
1A (File No. 2-72097) filed via EDGAR on March 4, 1997.
(d) (1) Subadvisory Agreement for Jennison Utility Fund between Prudential Investments Fund Management LLC and Jennison Associates LLC, incorporated by reference to Exhibit
(d)(1) to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (File No. 2-72097) filed via
EDGAR on January 29, 2002.

(2) Subadvisory Agreement for Jennison Financial Services
Fund between Prudential Investments Fund Management LLC and The Prudential Investment Corporation, incorporated by reference to Exhibit (d)(2) to Post-



Effective Amendment No. 38 to the Registration Statement on
Form N-1A (File No. 2-72097) filed via EDGAR on
January 29, 2002.

(3) Subadvisory Agreement for Jennison Technology Fund between Prudential Investments Fund Management LLC and
The Prudential Investment Corporation, incorporated by reference to Exhibit (d)(3) to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 29, 2002.
(4) Subadvisory Agreement for Jennison Health Sciences
Fund between Prudential Investments Fund Management LLC and Jennison Associates LLC, incorporated by reference to Exhibit (d)(4) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(5) Subadvisory Agreement for Jennison Health Sciences
Fund between Prudential Investments Fund Management LLC and The Prudential Investment Corporation, incorporated by reference to Exhibit (d)(5) to Post-Effective Amendment No.
38 to the Registration Statement on Form N-1A (File No. 2-
72097) filed via EDGAR on January 29, 2002.

(6) Amended and Restated Management Agreement for
Jennison Utility Fund, incorporated by reference to Exhibit
(d)(6) to Post-Effective Amendment No. 38 to the Registration
Statement on Form N-1A (File No. 2-72097) filed via
EDGAR on January 29, 2002.

(7)(i) Amended and Restated Management Agreement for
Jennison Financial Services Fund, incorporated by reference to Exhibit (d)(7) to Post-Effective Amendment No. 38 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 29, 2002.

(ii) New Fee Schedules as of May 25, 2004, incorporated by reference to Exhibit (d)(7)(i) to Post-Effective Amendment
No. 43 to the Registration Statement on Form N-1A (File
No. 2-72097) filed via EDGAR on March 18, 2005.

(8)(i) Amended and Restated Management Agreement for
Jennison Health Sciences Fund, incorporated by reference to Exhibit (d)(8) to Post-Effective Amendment No. 38 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 29, 2002.

(ii) New Fee Schedules as of May 25, 2004, incorporated by reference to Exhibit (d)(8)(i) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A (File
No. 2-72097) filed via EDGAR on March 18, 2005.
(9)(i) Amended and Restated Management Agreement for Jennison Technology Fund, incorporated by reference to Exhibit (d)(9) to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 29, 2002.

(ii) New Fee Schedules as of May 25, 2004, incorporated by reference to Exhibit (d)(9)(i) to Post-Effective Amendment
No. 43 to the Registration Statement on Form N-1A (File
No. 2-72097) filed via EDGAR on March 18, 2005.

(10) Subadvisory Agreement for Jennison Financial Services Fund between Prudential Investments Fund Management LLC and Jennison Associates LLC, incorporated by reference to Exhibit (d)(10) to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 29, 2002.

(11) Subadvisory Agreement for Jennison Technology Fund between Prudential Investments Fund Management LLC and
Jennison Associates LLC, incorporated by reference to Exhibit
(d)(10) to Post-Effective Amendment No. 38 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 29, 2002.

(e) (1) Selected Dealer Agreement, incorporated by reference to Exhibit (e)(1) to Post-Effective Amendment No. 27 to the
Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on December 30, 1998.





(2) Amended and Restated Distribution Agreement for
Jennison Utility Fund with Prudential Investment
Management Services LLC.*

(3) Distribution Agreement for Jennison Financial Services Fund with Prudential Investment Management Services LLC, incorporated by reference to Exhibit (e)(3) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-
1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(4) Distribution Agreement for Jennison Health Sciences Fund with Prudential Investment Management Services LLC, incorporated by reference to Exhibit (e)(4) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-
1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(5) Distribution Agreement for Jennison Technology Fund with Prudential Investment Management Services LLC, incorporated by reference to Exhibit (e)(5) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-
1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(f) Not Applicable.
(g) (1) Custodian Contract with the Bank of New York, as amended, dated June 6, 2005, incorporated by reference to Exhibit (g)(5) to Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on October 31, 2005.

(h)  (1) Transfer Agency and Service Agreement between the
Registrant and Prudential Mutual Fund Services, Inc., incorporated by reference to Exhibit 9 to Post-Effective
Amendment No. 25 to the Registration Statement on Form N-
1A (File No. 2-72097) filed via EDGAR on March 4, 1997.

(2) Amendment to Transfer Agency Agreement, incorporated by reference to Exhibit (h)(2) to Post-Effective Amendment
No. 31 to the Registration Statement on Form N-1A (File No.
2-72097) filed via EDGAR on January 31, 2000.

(3) Amendment to Transfer Agency Agreement dated
September 4, 2002, incorporated by reference to Exhibit (h)(3) to Post-Effective Amendment No. 40 to the Registration
Statement on Form N-1A (File No. 2-72097) filed via
EDGAR on February 2, 2004.

(i) (1) Opinion and consent of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on March 9, 2001.
(2) Consent of Counsel, incorporated by reference to Exhibit
(i)(2) to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (File No. 2-72097) filed via
EDGAR on January 29, 2002.
(3) Opinion and consent of DLA Piper Rudnick Gray Cary US
LLP relating to the Class R shares of the Fund.**

(j) Consent of registered public accounting firm. **

(k) Not Applicable.

(l) Not Applicable.
(m) (1) Amended and Restated Distribution and Service Plan for Class A shares of Jennison Utility Fund, incorporated by reference to Exhibit (m)(1) to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on December 30, 1998.

(2) Distribution and Service Plan for Class A shares of Jennison Financial Services Fund, incorporated by reference to Exhibit (m)(2) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.





(3) Distribution and Service Plan for Class A shares of Jennison Health Sciences Fund, incorporated by reference to Exhibit (m)(3) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.
(4) Distribution and Service Plan for Class A shares of Jennison Technology Fund, incorporated by reference to Exhibit (m)(4) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(5) Amended and Restated Distribution and Service Plan for
Class B shares of Jennison Utility Fund, incorporated by reference to Exhibit (m)(2) to Post-Effective Amendment No.
27 to the Registration Statement on Form N-1A (File No. 2-
72097) filed via EDGAR on December 30, 1998.

(6) Distribution and Service Plan for Class B shares of Jennison Financial Services Fund, incorporated by reference to Exhibit (m)(6) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(7) Distribution and Service Plan for Class B shares of
Jennison Health Sciences Fund, incorporated by reference to Exhibit (m)(7) to Post-Effective Amendment No. 31 to the
Registration Statement on Form N-1A (File No.2-72097) filed via EDGAR on January 31, 2000.

(8) Distribution and Service Plan for Class B shares of Jennison Technology Fund, incorporated by reference to Exhibit (m)(8) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(9) Amended and Restated Distribution and Service Plan for
Class C shares of Jennison Utility Fund, incorporated by reference to Exhibit (m)(3) to Post-Effective Amendment No.
27 to the Registration Statement on Form N-1A (File No. 2-
72097) filed via EDGAR on December 30, 1998.

(10) Distribution and Service Plan for Class C shares of Jennison Financial Services Fund, incorporated by reference to Exhibit (m)(10) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(11) Distribution and Service Plan for Class C shares of Jennison Health Sciences Fund, incorporated by reference to Exhibit (m)(11) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(12) Distribution and Service Plan for Class C shares of Jennison Technology Fund, incorporated by reference to Exhibit (m)(12) to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-72097) filed via EDGAR on January 31, 2000.

(13)Form of Rule 12b-1 Fee Waiver for Class A Shares, incorporated by reference to Exhibit (m)(13) to Post-Effective
Amendment 49 to the Registration Statement on Form N-1A
(File No. 2-72097) filed via EDGAR on January 31, 2006.
(14) Distribution and Service Plan for Class R shares for
Jennison Utility Fund.*

(15) Rule 12b-1 Fee Waiver Class R Shares. **

(n) Form of Amended and Restated Rule 18f-3 Plan. *

(n) (1) Amended and Restated Rule 18f-3 Plan dated June 20,
2005, incorporated by reference to Exhibit (n)(5) to Post-
Effective Amendment No. 47 to the Registration Statement on
Form N-1A (File No. 2-72097) filed via EDGAR on
October 31, 2005.

(p)  (1) Amended Code of Ethics of the Registrant dated
January 9, 2006. *

(2) Amended Personal Securities Trading Policy of Prudential dated January 9, 2006. *





(3) Amended Code of Ethics of Jennison Associates LLC dated October 5, 2005, incorporated by reference to Exhibit
(p)(3) to Post-Effective Amendment No. 47 to the Registration
Statement on Form N-1A (File No. 2-72097) filed via
EDGAR on October 31, 2005.
(4) Statement of Policy Restricting Communication and Use of Issuer-Related Information by Prudential Investment
Associates dated June 20, 2000. *

(q) (1) Power of Attorney dated September 7, 2005, incorporated by reference to Exhibit (q)(1) to Post-Effective
Amendment No. 47 to the Registration Statement on Form N-
1A (File No. 2-72097) filed via EDGAR on October 31, 2005.

*Filed herewith.
** To be filed by amendment.

  Item 24. Persons Controlled by or under Common
Control with Registrant.

None.

Item 25. Indemnification.
As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the 1940 Act) and pursuant to Article VII of the Fund's By-Laws (Exhibit (b) to the Registration Statement), the Registrant shall indemnify present and former officers, directors, employees and agents of the Registrant against judgments, fines, settlements and expenses and may advance expenses to such parties to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. Section 2-418 of the Maryland
General Corporation Law permits indemnification of directors unless it is established that (i) the act or omission of the director was material to the matter and
(a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (ii) the director actually received an improper person benefit in money, property or services; or (iii) in the case of a criminal proceeding, the director has reasonable cause to believe that the act or omission was unlawful. As permitted by
Section 17(i) of the 1940 Act, pursuant to Section 10 of the Distribution Agreement (Exhibit (e) (1) to the Registration Statement), the Distributor of the Registrant may be indemnified against liabilities which it may incur, except liabilities arising from bad faith, gross negligence, willful misfeasance or reckless disregard of duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended
(Securities Act), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1940 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issue.

The Registrant has purchased an insurance policy insuring its officers and directors against liabilities, and certain costs of defending claims against such officers and directors, to the extent such officers and directors are not found to have committed conduct constituting willful misfeasance, bad faith, gross negligence of reckless disregard in the performance of their duties.
The insurance policy also insures the Registrant against the cost of indemnification payments to officers and directors under certain circumstances.





Section 9 of the Management Agreement (Exhibit
(d)(1) to the Registration Statement) and Section 4 of the Subadvisory Agreement (Exhibit (d)(2) to the
Registration Statement) limit the liability of Prudential Investments LLC and Jennison Associates LLC, respectively, to liabilities arising from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard by them of their respective obligations and duties under the agreements.

The Registrant hereby undertakes that it will apply the indemnification provisions of its By-Laws and the Distribution Agreement in a manner consistent with Release No. 11330 of the Securities and Exchange
Commission under the 1940 Act so long as the interpretation of Sections 17(h) and 17(i) of such Act remains in effect and is consistently applied.

Item 26. Business and Other Connections of the
Investment Adviser.

(a)  Prudential Investments LLC (PI)

See "How the Fund Is Managed-Manager" in the
Prospectus constituting Part A of this Post-Effective
Amendment to the Registration Statement and "Investment Advisory and Other Services" in the
Statement of Additional Information constituting Part B of this Post-Effective Amendment to the Registration
Statement.

The business and other connections of the directors and principal executive officers of PI are listed in Schedules A and D of its Form ADV as currently on file with the Securities and Exchange Commission (File
No. 801-31104), the text of which is hereby incorporated by reference.

(b)  Jennison Associates LLC (Jennison)

See "How the Fund Is Managed-Investment
Adviser" in the Prospectus constituting Part A of this Registration Statement and "Investment Advisory and
Other Services" in the Statement of Additional
Information constituting Part B of this Registration
Statement.

The business and other connections of the directors and principal executive officers of Jennison are included in Schedule A and D of its Form ADV filed with the Securities and Exchange Commission (File No. 801-
5608), as most recently amended, the text of which is hereby incorporated by reference.

Item 27. Principal Underwriters.

(a) Prudential Investment Management Services LLC (PIMS)

PIMS is distributor for Cash Accumulation Trust, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity
Fund), Dryden California Municipal Fund, Jennison Blend
Fund, Inc., Dryden Global Total Return Fund, Inc., Dryden Government Income Fund, Inc., Dryden Government
Securities Trust, Dryden High Yield Fund, Inc., Dryden High Yield Total Return Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden Municipal Series Fund, Dryden National Municipals Fund, Inc., Jennison Natural Resources Fund, Inc., Strategic Partners Real Estate Fund, Jennison Sector Funds, Inc., Dryden Short-Term
Corporate Bond Fund, Inc., Jennison Small Company Fund,
Inc., Dryden Tax-Free Money Fund, Dryden Tax-Managed
Funds, Dryden Small-Cap Core Equity Fund, Inc., Dryden
Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison U.S. Emerging Growth Fund, Inc., Jennison Value
Fund, Prudential World Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Mutual Funds, Inc., Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Target Portfolio Trust, American Skandia Trust and The Prudential Series Fund.





PIMS is also distributor of the following unit investment trusts: Separate Accounts: The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, The Prudential Variable Contract Account-11, The Prudential Variable Contract Account-24, The Prudential Variable Contract GI-2, The Prudential Discovery Select Group Variable Contract Account, The Discovery Premier Group Variable Contract Account, The Pruco Life Flexible Premium Variable Annuity Account, The Prudential Individual Variable Contract Account and The Prudential Qualified Individual Variable Contract Account.

(b) The business and other connections of PIMS' sole member
(PIFM Holdco, Inc.) and principal officers are listed in its Form BD as currently on file with the Securities and Exchange
Commission (BD No. 18353), the text of which is hereby incorporated by reference.

(c) Registrant has no principal underwriter who is not an affiliated person of the Registrant.

  Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of The
Bank of New York, 100 Wall Street, New York, New York
10286; Jennison Associates LLC, 466 Lexington
Avenue, New York, New York 10017; the Registrant,
Gateway Center Three, 100 Mulberry Street, Newark,
New Jersey 07102-4077; and Prudential Mutual Fund
Services LLC, Gateway Center Three, 10th Floor, 100
Mulberry Street, Newark, New Jersey 07102.
Documents required by Rules 31a-1(b) (4), (5), (6), (7),
(9), (10) and (11) and 31a-1(d) and (f) will be kept at Gateway Center Three, 100 Mulberry Street, Newark,
New Jersey 07102-4077, and the remaining accounts, books and other documents required by such other pertinent provisions of Section 31(a) and the Rules promulgated thereunder will be kept by The Bank of New
York and by Prudential Mutual Fund Services LLC.

Item 29. Management Services.

Other than as set forth under the captions "How the Fund Is Managed-Manager", "How the Fund Is
Managed-Investment Adviser" and "How the Fund Is
Managed-Distributor" in the Prospectus and the caption
"Investment Advisory and Other Services" in the
Statement of Additional Information, constituting Parts A and B, respectively, of this Post-Effective Amendment to the Registration Statement, Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

The Registrant hereby undertakes to furnish each person to whom a Prospectus is delivered with a copy of Registrant's latest annual report to shareholders upon request and without charge.








SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Newark, and State of New Jersey, on the 30th day of June 2006.

JENNISON NATURAL RESOURCES FUND, INC.
 By:  *
  Judy A. Rice, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature

Title

Date


*
Linda W. Bynoe


Trustee




*
David E.A. Carson

Trustee




*
Robert F. Gunia

Trustee and Vice President




*
Robert E. La Blanc

Trustee




*
Douglas H. McCorkindale

Trustee




*
Richard A. Redeker

Trustee




*
Judy A. Rice

Trustee and President




*
Robin B. Smith

Trustee and Chairman




*
Stephen G. Stoneburn

Trustee




*
Clay T. Whitehead

Trustee




*
Grace C. Torres


Treasurer and Principal Financial and Accounting Officer




*By: /s/ Claudia DiGiacomo
(Attorney-in-Fact)



June 30, 2006









EXHIBIT INDEX

 EXHIBIT

NO.
DESCRIPTION

(e)(1)      Form of Amended and Restated Distribution
Agreement between Registrant, on behalf of Jennison Utility
Fund, and Prudential Investment Management Services LLC.
(m) (1) Form of Distribution and Service Plan for Class R
Shares.
(n)
Form of Rule 18f-3 Plan.








JENNISON UTILITY FUND
a series of
Jennison Sector Funds, Inc.

Amended and Restated Distribution Agreement

Amended and Restated Agreement dated
June 30, 2006 to the Agreement made as of June 1, 1998, between Jennison Sector Funds, Inc., on behalf of Jennison
Utility Fund (the Fund), and Prudential Investment
Management Services LLC, a Delaware limited liability company (the Distributor).


WITNESSETH

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the
Investment Company Act), as a diversified, open-end, management investment company and it is in the interest of the Fund to offer its shares for sale continuously;

WHEREAS, the shares of the Fund may be
divided into classes and/or series (all such shares being referred to herein as Shares) and the Fund currently is authorized to offer Class A, Class B, Class C, Class R and
Class Z Shares;

WHEREAS, the Distributor is a broker-
dealer registered under the Securities Exchange Act of 1934, as amended, and is engaged in the business of selling shares of registered investment companies either directly or through other broker-dealers;

WHEREAS, the Fund and the Distributor
wish to enter into an agreement with each other, with respect to the continuous offering of the Fund's Shares from and after the date hereof in order to promote the growth of the Fund and facilitate the distribution of its Shares; and

WHEREAS, the Fund has adopted a plan (or plans) of distribution pursuant to Rule 12b-1 under the Investment Company Act with respect to certain of its classes and/or series of Shares (the Plans) authorizing payments by the Fund to the Distributor with respect to the distribution of such classes and/or series of Shares and the maintenance of related shareholder accounts.

NOW, THEREFORE, the parties agree as
follows:

Section 1. Appointment of the Distributor

The Fund hereby appoints the Distributor as the principal underwriter and distributor of the Shares of the Fund to sell Shares to the public on behalf of the Fund and the Distributor hereby accepts such appointment and agrees to act hereunder. The Fund hereby agrees during the term of this Agreement to sell Shares of the Fund through the Distributor on the terms and conditions set forth below.
Section 2. Exclusive Nature of Duties

The Distributor shall be the exclusive
representative of the Fund to act as principal underwriter and distributor of the Fund's Shares, except that:

2.1 The exclusive rights granted to the
Distributor to sell Shares of the Fund shall not




apply to Shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund.

2.2 Such exclusive rights shall not apply to Shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions or through the exercise of any conversion feature or exchange privilege.

2.3 Such exclusive rights shall not apply to Shares issued by the Fund pursuant to the reinstatement privilege afforded redeeming shareholders.

2.4 Such exclusive rights shall not apply to purchases made through the Fund's transfer and dividend disbursing agent in the manner set forth in the currently effective Prospectus of the Fund. The term "Prospectus" shall mean the Prospectus and Statement of Additional Information included as part of the Fund's Registration Statement, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration
Statement filed by the Fund with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (Securities Act), and the Investment Company Act, as such Registration Statement is amended from time to time.

Section 3. Purchase of Shares from the Fund

3.1 The Distributor shall have the right to buy from the Fund on behalf of investors the Shares needed, but not more than the Shares needed (except for clerical errors in transmission) to fill unconditional orders for Shares placed with the Distributor by investors or registered and qualified securities dealers and other financial institutions (selected dealers).

3.2 The Shares shall be sold by the
Distributor on behalf of the Fund and delivered by the Distributor or selected dealers, as described in Section 6.4 hereof, to investors at the offering price as set forth in the Prospectus.

3.3 The Fund shall have the right to suspend the sale of any or all classes and/or series of its Shares at times when redemption is suspended pursuant to the conditions in
Section 4.3 hereof or at such other times as may be determined by the Board. The Fund shall also have the right to suspend the sale of any or all classes and/or series of its Shares if a banking moratorium shall have been declared by federal or New Jersey authorities.

3.4 The Fund, or any agent of the Fund
designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds or federal funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

Section 4. Repurchase or Redemption of Shares by the Fund

2




4.1 Any of the outstanding Shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the Shares so tendered in accordance with its Declaration of Trust as amended from time to time, and in accordance with the applicable provisions of the Prospectus. The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value determined as set forth in the Prospectus. All payments by the Fund hereunder shall be made in the manner set forth in Section 4.2 below.

4.2 The Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Shares shall be paid by the Fund as follows: (i) in the case of Shares subject to a contingent deferred sales charge, any applicable contingent deferred sales charge shall be paid to the Distributor, and the balance shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus; and (ii) in the case of all other Shares, proceeds shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus.

4.3 Redemption of any class and/or series of Shares or payment may be suspended at times when the New
York Stock Exchange is closed for other than customary weekends and holidays, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

Section 5. Duties of the Fund

5.1 Subject to the possible suspension of the sale of Shares as provided herein, the Fund agrees to sell its Shares so long as it has Shares of the respective class and/or series available.

5.2 The Fund shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Distributor such number of copies of its Prospectus and annual and interim reports as the Distributor shall reasonably request.

5.3 The Fund shall take, from time to time, but subject to the necessary approval of the Board and the shareholders, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of Shares as the Distributor reasonably may expect to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading.

5.4 The Fund shall use its best efforts to notify such states as the Distributor and the Fund may approve of its intention to sell any appropriate number of its Shares; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any

3



state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares. Any such notification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 9 hereof, the expense of notification and maintenance of notification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such notifications.

Section 6. Duties of the Distributor

6.1 The Distributor shall devote reasonable time and effort to effect sales of Shares, but shall not be obligated to sell any specific number of Shares. Sales of the Shares shall be on the terms described in the Prospectus. The Distributor may enter into like arrangements with other investment companies. The Distributor shall compensate the selected dealers as set forth in the Prospectus.

6.2 In selling the Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus and any sales literature approved by appropriate officers of the Fund.

6.3 The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of Securities Exchange Act
Rule 10b-10 and the rules of the National Association of Securities Dealers, Inc. (NASD).

6.4 The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of Shares, provided that the Fund shall approve the forms of such agreements. Within the United
States, the Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD or are institutions exempt from registration under applicable federal securities laws. Shares sold to selected dealers shall be for resale by such dealers only at the offering price determined as set forth in the Prospectus.

Section 7. Payments to the Distributor

7.1            With respect to classes and/or
series of Shares which impose a front-end sales charge, the Distributor shall receive and may retain any portion of any front-end sales charge which is imposed on such sales and not reallocated to selected dealers as set forth in the Prospectus, subject to the limitations of Rule 2830 of the Conduct Rules of the NASD. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of any applicable Plans.

7.2            With respect to classes and/or
series of Shares which impose a contingent deferred sales charge, the Distributor shall receive and may retain any contingent deferred sales charge which is imposed on such sales as set forth in the Prospectus, subject to the limitations of Rule 2830 of the Conduct Rules of the NASD. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of any Plan.


4




Section 8. Payment of the Distributor under the Plan

8.1 The Fund shall pay to the Distributor as compensation for services under any Plans adopted by the Fund and this Agreement a distribution and service fee with respect to the Fund's classes and/or series of Shares as described in each of the Fund's respective Plans and this Agreement.

8.2 So long as a Plan or any amendment
thereto is in effect, the Distributor shall inform the Board of the commissions and account servicing fees with respect to the relevant class and/or series of Shares to be paid by the Distributor to account executives of the Distributor and to broker-dealers, financial institutions and investment advisers which have dealer agreements with the Distributor. So long as a Plan (or any amendment thereto) is in effect, at the request of the Board or any agent or representative of the Fund, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities with respect to the relevant class and/or series of Shares.

Section 9. Allocation of Expenses

The Fund shall bear all costs and expenses of the continuous offering of its Shares (except for those costs and expenses borne by the Distributor pursuant to a Plan and subject to the requirements of Rule 12b-1 under the Investment Company Act), including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the Investment Company Act or the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration
Statements, Prospectuses, annual or periodic reports or proxy materials). The Fund shall also bear the cost of expenses of making notice filings for the Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5.4 hereof and the cost and expense payable to each such state for continuing notification therein until the Fund decides to discontinue such notification pursuant to Section 5.4 hereof. As set forth in Section 8 above, the Fund shall also bear the expenses it assumes pursuant to any Plan, so long as such Plan is in effect.

Section 10. Indemnification

10.1 The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of
Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers, members or any such controlling person may incur under the Securities Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished by the Distributor to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer, member or controlling person unless a court of competent jurisdiction shall determine in a final decision

5



on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (disabling conduct), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of Directors or Directors who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Investment Company Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Fund's agreement to indemnify the Distributor, its officers and members and any such controlling person as aforesaid is expressly conditioned upon the Fund's being promptly notified of any action brought against the Distributor, its officers or members, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any Shares.

10.2 The Distributor agrees to indemnify, defend and hold the Fund, its officers and Directors and any person who controls the Fund, if any, within the meaning of
Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers and Directors or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished by the Distributor to the Fund for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its officers and Directors and any such controlling person as aforesaid, is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Fund, its officers and directors or any such controlling person, such notification being given to the Distributor at its principal business office.

Section 11. Duration and Termination of this Agreement

11.1          This Agreement shall become
effective as of the date first above written and shall remain in force for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board of the Fund, or by the vote of a majority of the outstanding voting securities of the applicable class and/or series of the Fund, and (b) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in the operation of any of the Fund's Plans or in any agreement related thereto (Independent Directors), cast in person at a meeting called for the purpose of voting upon such approval.

11.2          This Agreement may be
terminated at any time, without the payment of any penalty, by a majority of the independent Directors or by vote of a majority of the outstanding voting securities of the applicable class and/or series of the Fund, or by the Distributor, on sixty
(60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.


11.3
The terms "affiliated person," "assignment," "interested person" and "vote of a


6



majority of the outstanding voting securities", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 12. Amendments to this Agreement

This Agreement may be amended by the
parties only if such amendment is specifically approved by (a) the Board of the Fund, or by the vote of a majority of the outstanding voting securities of the applicable class and/or series of the Fund, and (b) by the vote of a majority of the independent Directors cast in person at a meeting called for the purpose of voting on such amendment.

Section 13. Separate Agreement as to Classes and/or Series

The amendment or termination of this
Agreement with respect to any class and/or series shall not result in the amendment or termination of this Agreement with respect to any other class and/or series unless explicitly so provided.

Section 14. Governing Law

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New Jersey, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties
hereto have executed this Agreement as of the day and year above written.

Prudenti
al Investment Management Services LLC


By: ________________________
Brian
M.
Storms
Executiv
e Vice
Presiden
t

Jennison
Sector
Funds,
Inc., on
behalf of
Jennison
Utility
Fund

By:
________________________

Robert F. Gunia

Vice President







7




Prudential Sector Funds, Inc.
(D/B/A Jennison Sector Funds, Inc.)


Distribution and Service Plan

( Class R Shares )








Introduction

The Distribution and Service Plan (the Plan) set forth below which is designed to conform to the requirements of Rule 12b-1 under the Investment Company Act of 1940 (the Investment Company Act) and Rule 2830 of the Conduct
Rules of the National Association of Securities Dealers, Inc.
(NASD) has been adopted by Jennison Sector Funds, Inc. (the
Fund), on behalf of each series listed on Schedule A attached hereto, as amended form time to time (each, a "Fund) and by Prudential Investment Management Services LLC, the Fund's distributor (the Distributor).
The Fund has entered into a distribution agreement pursuant to which the Fund will employ the Distributor to distribute Class R shares issued by the Fund (Class R shares). Under the Plan, the Fund intends to pay to the Distributor, as compensation for its services, a distribution and service fee with respect to Class R shares.
A majority of the Board of Directors of the Fund, including a majority of those Directors who are not "interested persons" of the Fund (as defined in the Investment Company
Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the Rule 12b-1 Directors), have determined by votes cast in person at a meeting called for the purpose of voting on this Plan that there is a reasonable likelihood that adoption and continuation of this Plan will benefit the Fund and its shareholders. Expenditures under this Plan by the Fund for Distribution Activities (defined below) are primarily intended to result in the sale of Class R shares of the Fund within the meaning of paragraph (a)(2) of Rule 12b-1 promulgated under the Investment Company Act.
The purpose of the Plan is to create incentives to the Distributor and/or other qualified broker-dealers and their account executives to provide distribution assistance to their customers who are

1



investors in the Fund, to defray the costs and expenses associated with the preparation, printing and distribution of prospectuses and sales literature and other promotional and distribution activities and to provide for the servicing and maintenance of shareholder accounts.


The Plan
The material aspects of the Plan are as follows:
1.
Distribution Activities
The Fund shall engage the Distributor to distribute
Class R shares of the Fund and to service shareholder accounts using all of the facilities of the Distributor's distribution network, including sales personnel and branch office and central support systems, and also using such other qualified broker-dealers and financial institutions as the Distributor may select, including Wachovia Securities, LLC (Wachovia) and
Pruco Securities, LLC (Pruco). Services provided and activities undertaken to distribute Class R shares of the Fund are referred to herein as "Distribution Activities."
2.
Payment of Service Fee
The Fund shall pay to the Distributor as compensation for providing personal service and/or maintaining shareholder accounts a service fee of up to .25 of 1% per annum of the average daily net assets of the Class R shares (service fee). The Fund shall calculate and accrue daily amounts payable by the Class R shares of the Fund hereunder and shall pay such amounts monthly or at such other intervals as the Board of Directors may determine.
3.
Payment for Distribution
Activities
The Fund shall pay to the Distributor as compensation for its services a distribution fee, together with the service fee (described in Section 2 hereof), of up to .50 of 1% per annum of the average daily net assets of the Class R shares of the Fund for the performance of Distribution Activities. The Fund shall calculate and accrue daily amounts payable by the Class R shares of the Fund hereunder and shall pay such amounts monthly or at such other intervals as the Board of Directors may determine. Amounts

2



payable under the Plan shall be subject to the limitations of Rule 2830 of the NASD Conduct Rules.
Amounts paid to the Distributor by the Class R shares of the Fund will not be used to pay the distribution expenses incurred with respect to any other class of shares of the Fund except that distribution expenses attributable to the Fund as a whole will be allocated to the Class R shares according to the ratio of the sales of Class R shares to the total sales of the Fund's shares over the Fund's fiscal year or such other allocation method approved by the Board of Directors. The allocation of distribution expenses among classes will be subject to the review of the Board of Directors.
The Distributor shall spend such amounts as it deems appropriate on Distribution Activities which include, among others:


(a)
sales commissions and trailer commissions paid to, or on account of, account executives of the Distributor;


(b)
indirect and overhead costs of the Distributor associated with

Distribution Activities, including central office and branch expenses;


(c)
amounts paid to Wachovia or Pruco for performing services under a selected dealer agreement between Wachovia or Pruco and the Distributor for sale of Class R shares of the Fund, including sales commissions, trailer commissions paid to, or on account of, agents and indirect and overhead costs associated with Distribution Activities;


(d)
advertising for the Fund in various forms through any available medium, including the cost of printing and mailing Fund prospectuses, statements of additional information and periodic financial reports and sales literature to persons other than current shareholders of the Fund; and


(e)
sales commissions (including trailer commissions) paid to, or on account of, broker-dealers and financial institutions (other than Wachovia or Pruco) which have entered into selected dealer agreements with the Distributor with respect to Class R shares of the Fund.

4.
Quarterly Reports; Additional Information
An appropriate officer of the Fund will provide to the Board of Directors of the Fund for review, at least quarterly, a written report specifying in reasonable detail the amounts expended for Distribution Activities (including payment of the service fee) and the purposes for which such expenditures were

3



made in compliance with the requirements of Rule 12b-1. The Distributor will provide to the Board of Directors of the Fund such additional information as the Board shall from time to time reasonably request, including information about Distribution Activities undertaken or to be undertaken by the Distributor.
The Distributor will inform the Board of Directors of the Fund of the commissions and account servicing fees to be paid by the Distributor to account executives of the Distributor and to broker-dealers and financial institutions which have selected dealer agreements with the Distributor.
5.
Effectiveness; Continuation
The Plan shall not take effect until it has been approved by a vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Class R shares of the Fund.
If approved by a vote of a majority of the outstanding voting securities of the Class R shares of the Fund, the Plan shall, unless earlier terminated in accordance with its terms, continue in full force and effect thereafter for so long as such continuance is specifically approved at least annually by a majority of the Board of Directors of the Fund and a majority of the Rule 12b-1 Directors by votes cast in person at a meeting called for the purpose of voting on the continuation of the Plan.
6.
Termination
This Plan may be terminated at any time, without the payment of any penalty, by a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Class R shares of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party. This Plan shall automatically terminate in the event of its assignments.
7.
Amendments
The Plan may not be amended to change the combined service and distribution fees to be paid as provided for in Sections 2 and 3 hereof so as to increase materially the amounts payable under this Plan unless such amendment shall be approved by the vote of a majority of the outstanding voting securities

4



(as defined in the Investment Company Act) of the Class R shares of the Fund. All material amendments of the Plan shall be approved by a majority of the Board of Directors of the Fund and a majority of the Rule 12b-1 Directors by votes cast in person at a meeting called for the purpose of voting on the Plan.
8.
Rule 12b-1 Directors
While the Plan is in effect, the selection and nomination of the Directors shall be committed to the discretion of the Rule 12b-1 Directors.
9.
Records
The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 4 hereof, for a period of not less than six years from the date of effectiveness of the Plan, such agreements or reports, and for at least the first two years in an easily accessible place.

Dated: June 30, 2006


5




Schedule A

Fund
Prudential Utility Fund (D/B/A Jennison Utility Fund)


6




JENNISONDRYDEN MUTUAL FUNDS
STRATEGIC PARTNERS MUTUAL FUNDS
JENNISON SECTOR FUNDS, INC.
(The Fund)

AMENDED AND RESTATED PLAN PURSUANT TO
RULE 18F-3

The Fund hereby adopts this plan pursuant to Rule
18f-3 under the Investment Company Act of 1940 (the "1940 Act"), setting forth the separate arrangement and expense allocation of each class of shares in each Fund. Any material amendment to this plan with respect to a Fund is subject to prior approval of the Board of Directors/Trustees, including a majority of the independent Directors/Trustees.


CLASS CHARACTERISTICS

CLASS A SHARES :
Class A shares are subject to an initial sales charge and an annual distribution and/or service fee pursuant to Rule 12b-
1 under the 1940 Act (Rule 12b-1 fee)
not to exceed 0.30 of 1% per annum of
the average daily net assets of the class.
The initial sales charge is waived or
reduced for certain eligible investors.
Investors who purchase $1 million or
more of Class A shares and for whom
the initial sales charge would be waived are subject to a contingent deferred sales charge ("CDSC") of 1% on shares that are redeemed within 12 months of purchase. The CDSC is waived for purchases by certain retirement and/or benefit plans affiliated with Prudential.

CLASS B SHARES :
Class B shares are not subject to an
initial sales charge but are subject to a CDSC (declining from 5% to zero over a six-year period) which will be imposed on certain redemptions and an annual Rule 12b-1 fee not to exceed
1% of the average daily net assets of
the class. The CDSC is waived for
certain eligible investors. Class B
shares automatically convert to Class A
shares approximately seven years after
purchase.

CLASS C SHARES :
Class C shares are subject to a low
initial sales charge (no sales charge will be imposed as of February 2, 2004) and a 1% CDSC which will be imposed on certain redemptions within the first 18 months after purchase (12 months after purchase as of February 2, 2004) and an annual Rule 12b-1 fee not to exceed 1% of the average daily net assets of the class.

CLASS L
SHARES :
Class L shares are subject to an initial sales charge and an annual distribution and/or service fee pursuant to Rule 12b-1 under the 1940 Act (Rule 12b-1 fee) not to exceed 0.30 of 1% per annum of the average daily net assets of the class. The initial sales charge is waived or reduced for certain eligible investors. Investors who purchase $1 million or more of Class A shares and for whom the initial sales charge would be waived are subject to a contingent deferred sales charge ("CDSC") of 1% on shares that are redeemed within 12 months of purchase. The CDSC is waived for purchases by certain retirement and/or benefit plans affiliated with
Prudential.


L:\MFApps\EDGARLINK FILING\485(a)\Retail\2006\JSF (Utility) Wrapper\18f-3 Plan 6-05 (Class R shares).htm




CLASS M
SHARES :
Class M shares are not subject to an initial sales charge but are subject to a CDSC
(declining from 5% to zero over a six-year period) which will be imposed on certain redemptions and an annual Rule 12b-1 fee not to exceed 1% of the average daily net assets of the class. The CDSC is waived for certain eligible investors. Class M shares automatically convert to Class L shares approximately seven years after purchase.

CLASS X SHARES
:
Class X shares are not subject to an
initial sales charge but are subject to a
CDSC (declining from 5% to zero over a
six-year period) which will be imposed
on certain redemptions and an annual
Rule 12b-1 fee not to exceed 1% of the
average daily net assets of the class. The
CDSC is waived for certain eligible
investors.
NEW CLASS X
SHARES :
New Class X shares may pay distribution and
service fees at an annual
rate of up to 1.0% of the relevant
Fund's average net assets             attributable to Class X shares.
Amounts payable under the New Class X Plan are subject to such further limitations as the Board of Directors may from time to time determine and as are set forth in the Registration
Statement. The New Class X shares of each Fund are offered at a public offering price that is equal to their NAV, with no initial sales charge.

CLASS R
SHARES :
Class R shares are not subject to either an
initial sales charge or CDSC,      but they are
subject to an annual distribution and/or
service fee              pursuant to Rule 12b-1
under the 1940 Act (Rule 12b-1 fee) not to
     exceed 0.75 of 1% per annum of the
average daily net assets of  the class.

CLASS Z
SHARES :
Class Z shares are not subject to either an initial sales charge or CDSC, nor are they subject to any Rule 12b-1 fee.



INCOME AND EXPENSE ALLOCATIONS

Income, any realized and unrealized capital gains and losses, and expenses not allocated to a particular class of the Fund will be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.


DIVIDENDS AND DISTRIBUTIONS

Dividends and other distributions paid by the Fund to each class of shares, to the extent paid, will be paid on the same day and at the same time, and will be determined in the same manner and will be in the same amount, except that the amount of the dividends and other distributions declared and paid by a particular class of the Fund may be different from that paid by another class of the Fund because of Rule 12b-1 fees and other expenses borne exclusively by that class.


EXCHANGE PRIVILEGE


2




Holders of Class A Shares, Class B Shares, Class C Shares,
Class L, Class M, Class X, New Class X, Class R and Class Z
Shares shall have such exchange privileges as set forth in the Fund's current prospectus. Exchange privileges may vary among classes and among holders of a Class.

CONVERSION FEATURES

Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative net asset value without the imposition of any additional sales charge. Class B shares acquired through the reinvestment of dividends or distributions will be subject to conversion in accordance with the procedures utilized by the broker-dealer through which the Class B shares were purchased, to the extent such broker-dealer provides sub-accounting services to the Fund, otherwise the procedures utilized by Prudential Mutual Fund Services, LLC, or its affiliates, shall be used.

Class M shares of any Fund automatically convert to Class A shares of the same Fund eight years after the first business day of the calendar month of their purchase. Such conversion will be effected on the basis of the relative net asset values of the Class A and Class M shares on the conversion date without imposition of any sales load, fee or other charge. When
Class M shares of any Fund convert to Class A shares, a portion of any other Class M shares that have been acquired by each holder through the reinvestment of dividends or capital gains (" Class M Dividend Shares") on the converted Class M shares will also convert to Class A shares of the same Fund. The portion of Class M Dividend Shares to be converted will be based upon the ratio of the Class M shares automatically converting to Class A shares to the total number of Class M shares then held by such holder.

Class X shares of any Fund automatically convert to Class A shares of the same Fund eight years after the first business day of the calendar month of their purchase. Such conversion will be effected on the basis of the relative net asset values of the Class A and Class X shares on the conversion date without imposition of any sales load, fee or other charge. When
Class X shares of any Fund convert to Class A shares, a portion of any other Class X shares that have been acquired by each holder through the reinvestment of dividends or capital gains distributions ("Class X Dividend Shares") on the converted Class X shares will also convert to Class A shares of the same Fund. The portion of Class X Dividend Shares to be converted will be based upon the ratio of the Class X shares automatically converting to Class A shares to the total number of Class X shares then held by such holder.

New Class X shares of any Fund automatically convert to Class A shares of the same Fund ten years after the first business day of the calendar month of their purchase. Such conversion will be effected on the basis of the relative net asset values of the Class A and New Class X shares on the conversion date without imposition of any sales load, fee or other charge. When New Class X shares of any Fund convert to Class A shares, a portion of any other New Class X shares that have been acquired by each holder through the reinvestment of dividends or capital gains distributions ("New Class X Dividend Shares") on the converted New Class X shares will also convert to Class A shares of the same Fund. The portion of New Class X Dividend Shares to be converted will be based upon the ratio of the New Class X shares automatically converting to Class A shares to the total number of New Class X shares then held by such holder.

GENERAL

A.
Each class of shares shall have exclusive voting rights on any matter submitted to shareholders that

3



relates solely to its arrangement and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

B.
On an ongoing basis, the Directors/Trustees, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Fund for the existence of any material conflicts among the interests of its several classes. The Directors/Trustees, including a majority of the independent Directors, shall take such action as is reasonably necessary to eliminate any such conflicts that may develop. Prudential Investments LLC, the Fund's
Manager, will be responsible for reporting any potential or existing conflicts to the Directors/Trustees.

Amended and restated as of June 30, 2006.


4